                                                                     Exhibit 2.1


                     AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION dated as of May 30, 2001 ("Agreement") is by and among Republic Bancshares of Texas, Inc., a Texas corporation ("Company"), Republic National Bank, a banking association incorporated and organized under the laws of the United States of America ("Bank"), and RBT Holdings, Inc., a Delaware corporation ("Delaware Company").


                                 INTRODUCTION

     This Agreement provides for (i) the incorporation and organization of a new interim national bank ("New Bank") which will, at the time of consummation of the transactions contemplated herein, be a subsidiary of the Company; (ii) the subsequent consolidation of the Bank with the New Bank (the "Consolidation") in connection with which shares of common stock of the Bank, $1.00 par value ("Bank Common Stock") issued and outstanding on the Effective Date of the Consolidation (as hereafter defined), will be exchanged for shares of common stock, $1.00 par value, of the Company ("Common Stock") or cash payments, all pursuant to the Plan of Consolidation by and among the Bank, the New Bank and the Company, a form of which is attached hereto as Exhibit A and all of the terms of which are
                                    ---------
incorporated herein by reference for all purposes (the "Plan of Consolidation"); and (iii) the subsequent exchange by the Company of the Bank Common Stock for shares of common capital stock of the Delaware Company (the "Transfer"). All of the foregoing is for the purpose of allowing the Company to acquire 100% of the issued and outstanding shares of Bank Common Stock which will occur pursuant to certain transactions governed by the terms of Section 368 and other applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"). In consideration of such premises and the mutual covenants and agreements herein contained, the parties hereto agree as set forth below.

                                      1.
               PROPOSED CONSOLIDATION AND SUBSEQUENT TRANSACTION

     Section 1.01. The Bank, the Company and the Delaware Company propose that the Bank, the New Bank and the Company enter into the Plan of Consolidation with such changes thereto as may be required by any federal or state regulatory authority as a condition to approving the Consolidation and do not, in the opinion of legal counsel to the Bank and the Company, materially alter the rights of the shareholders of the Bank or of the New Bank.

     Section 1.02. Immediately following consummation of the Consolidation, the Company will exchange all of the Bank Common Stock acquired by it, pursuant to the Consolidation, for 1,000 shares of common capital stock of the Delaware Company, so that following consummation of the Consolidation, the Delaware Company will be a wholly owned subsidiary of the Company and the bank resulting from the Consolidation will be a wholly owned subsidiary of the Delaware Company.

     Section 1.03. This Agreement sets forth certain representations, warranties and covenants of the Bank, the Company and the Delaware Company, upon which the Bank, the Company, the Delaware Company and the New Bank will rely in entering into and consummating the Plan of Consolidation and other transactions contemplated by this Agreement.

                                      2.
                  REPRESENTATIONS AND WARRANTIES OF THE BANK

     The Bank hereby represents and warrants to the Company and the Delaware Company as follows:

     Section 2.01.  Organization.  The Bank is a banking association duly
                    ------------
organized, validly existing and in good standing under the laws of the United States of America, and has full corporate power and authority to own its properties, to engage in the business and activities now conducted by it and to enter into this Agreement and the Plan of Consolidation. The Bank does not have any subsidiaries.

     Section 2.02.  Capitalization.  The authorized capital stock of the Bank
                    --------------
consists of 5,000,000 shares of Bank Common Stock, 1,922,000 of which are issued and outstanding. All such shares are validly issued, fully paid and nonassessable (except for possible assessment under 12 U.S.C. SS 55). There are no existing options, warrants, calls or commitments of any kind obligating the Bank to issue any of its authorized and unissued capital stock, other than options issued pursuant to the Republic National Bank 1998 Stock Option Plan ("Stock Option Plan").

     Section 2.03.  Approvals.  The Board of Directors of the Bank has approved
                    ---------
this Agreement and the transactions contemplated hereby, subject to the approval thereof by the shareholders of the Bank as required by law. This Agreement has been duly executed and delivered by the Bank and when executed by the Company and the Delaware Company and duly approved by the shareholders of the Bank, it will be a binding agreement of the Bank enforceable against it in accordance with its terms.

     Section 2.04.  No Conflict With Other Instruments.  Subject to the receipt
                    ----------------------------------
of all required regulatory approvals and compliance with all applicable federal and state securities laws, the execution, delivery and performance of this Agreement, the Plan of Consolidation and the transactions contemplated hereby and thereby will not violate any provision of, or constitute a default under, any order, writ, injunction or decree of any court or other governmental agency, or any contract, agreement or instrument to which the Bank is a party or by which it is bound, or constitute an event which with the lapse of time or action by a third party could result in any default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of the Bank or upon the Bank Common Stock.

                                      3.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Bank and the Delaware Company as follows:

     Section 3.01.  Organization.  The Company is a corporation duly organized,
                    ------------
validly existing and in good standing under the laws of the State of Texas, and has full corporate power to own its properties, to carry on its business as now being, and presently contemplated to be, conducted and to enter into this Agreement and the Plan of Consolidation. The Company does not have subsidiaries, but intends to establish New Bank as its subsidiary in order to consummate the transactions contemplated by the Agreement.

     Section 3.02.  Capitalization.  The authorized capital stock of the Company
                    --------------
is 5,000,000 shares of Common Stock, 1,000 shares of which are validly issued and outstanding, fully paid and nonassessable. Other than as provided by this Agreement and the Plan of Consolidation, there are no existing options, warrants, calls or commitments of any kind obligating the Company to issue any of its authorized and unissued capital stock.

     Section 3.03.  The Common Stock.  The Common Stock deliverable pursuant to
                    ----------------
this Agreement and the Plan of Consolidation will, upon delivery, be validly issued, fully paid and nonassessable.

     Section 3.04.  Approvals.  The Board of Directors of the Company has
                    ---------
approved this Agreement and the transactions contemplated hereby, and no approval by the shareholders of the Company is required by law in order to consummate the transactions contemplated hereby. This Agreement has been duly executed by the Company and when executed by the Bank and the Delaware Company, it will constitute a binding agreement of the Company enforceable against it in accordance with its terms.

     Section 3.05.  No Conflict With Other Instruments.  Subject to the receipt
                    ----------------------------------
of all required regulatory approvals and compliance with all applicable federal and state securities laws, the execution, delivery and performance of this Agreement, the Plan of Consolidation and the transactions contemplated hereby and thereby will not violate any provision of, or constitute a default under any order, writ, injunction or decree of any court or other governmental agency, or any contract, agreement or instrument to which the Company is a party or by which it is bound, or constitute an event which with the lapse of time or action by a third party could result in any default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of the Company or upon shares of capital stock of the Company.

                                      4.
            REPRESENTATIONS AND WARRANTIES OF THE DELAWARE COMPANY

     The Delaware Company hereby represents and warrants to the Bank and the Company as follows:

     Section 4.01.  Organization.  The Delaware Company is a corporation duly
                    ------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power to own its properties, to carry on its business as now being, and presently contemplated to be, conducted and to enter into this Agreement. The Delaware Company does not have any subsidiaries.

     Section 4.02.  Capitalization. The authorized capital stock of the Delaware
                    --------------
Company is 3,000 shares of common stock, $0.01 par value (the "Delaware Company Common Stock"), no shares of which are issued and outstanding. There are no existing options, warrants, calls or commitments of any kind obligating the Delaware Company to issue any of its authorized and unissued capital stock.

     Section 4.03.  The Delaware Company Common Stock.  The Delaware Company
                    ---------------------------------
Common Stock deliverable to the Company pursuant to this Agreement will, upon delivery, be validly issued, fully paid and nonassessable.

     Section 4.04.  Approvals.  The Board of Directors of the Delaware Company
                    ---------
has approved this Agreement and the transactions contemplated hereby, and no approval by the shareholders of the Delaware Company is required by law in order to consummate the transactions contemplated hereby. The Agreement has been duly executed by the Delaware Company and when executed by the Bank and the Company, it will constitute a binding agreement of the Delaware Company enforceable against it in accordance with its terms.

     Section 4.05.  No Conflict with Other Instruments.  Subject to the receipt
                    ----------------------------------
of all required regulatory approvals and compliance with all applicable federal and state securities laws, the execution, delivery and performance of this Agreement and the transactions contemplated hereby will not violate any provision of, or constitute a default under any order, writ, injunction or decree of any court or other governmental agency, or any contract, agreement or instrument to which the Delaware Company is a party or by which it is bound, or constitute an event which with the lapse of time or action by a third party could result in any default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of the Delaware Company or upon shares of capital stock of the Delaware Company.

                                      5.
                             COVENANTS OF THE BANK

     The Bank hereby covenants to and with the Company and the Delaware Company as follows:

     Section 5.01.  Shareholder Approval and Best Efforts.  The Bank will, as
                    -------------------------------------
soon as practicable, present for the approval of its shareholders this Agreement, the Plan of Consolidation and the

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transactions contemplated hereby and thereby. The Board of Directors of the Bank will use its best efforts to secure the approval by the holders of the requisite number of shares of Bank Common Stock of this Agreement, the Plan of Consolidation and the transactions contemplated hereby and thereby (but this provision shall not be interpreted as requiring such directors in their capacity as shareholders of the Bank to vote their shares of Bank Common Stock in favor of this Agreement or the Plan of Consolidation) and will use its best efforts to take or cause to be taken all other actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement and the Plan of Consolidation, including such actions as the Company or the Delaware Company may reasonably consider necessary, proper or advisable in connection with filing applications and registration statements with, or obtaining approvals from all regulatory authorities having jurisdiction over the transactions contemplated by this Agreement and the Plan of Consolidation.

     The information delivered by the Bank to its shareholders with respect to their consideration of the transactions contemplated hereby (except insofar as such information is furnished by or based upon information furnished by the Company, the Delaware Company or the New Bank) will not contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements made therein not false or misleading.

     Section 5.02.  Existence.  From and after the date of this Agreement to the
                    ---------
Effective Date of the Consolidation, the Bank will maintain its corporate existence and without the prior written consent of the Company (i) will not amend its charter or by-laws and (ii) will not issue any securities, except pursuant to the issuance or the exercise of options granted under the Stock Option Plan or in connection with the Stock Purchase Plan.

     Section 5.03.  Access to Properties and Records.  The Bank will afford to
                    --------------------------------
the officers and authorized representatives of the Company and the Delaware Company full access to the properties, books and records of the Bank in order that the Company and the Delaware Company may have full opportunity to make such reasonable investigation as they shall desire to make of the affairs of the Bank, and the officers of the Bank will furnish the Company and the Delaware Company with such additional financial and operating data and other information as to the business and properties of the Bank as the Company and the Delaware Company shall, from time to time, reasonably request.

     Section 5.04.  Information for Applications and Statements.  The Bank will
                    -------------------------------------------
furnish the Company and the Delaware Company with all information concerning the Bank required for inclusion in any application or statement to be made by the Company or the Delaware Company to or filed by the Company or the Delaware Company with any other governmental body in connection with the transactions contemplated by this Agreement and the Plan of Consolidation or in connection with any unrelated transactions during the pendency of this Agreement, and the Bank represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects without omission of any material fact required to be stated therein to make the information not materially misleading.

     Section 5.05.  Dissemination of Proxy Statements.  The Bank will mail to
                    ---------------------------------
each of its shareholders a proxy statement which shall cause its management to solicit proxies pursuant thereto and shall cause the proxies granted in connection with this Consolidation to be collected, tabulated and voted in accordance with the instructions contained in such proxies respecting the Consolidation.

                                      6.
                           COVENANTS OF THE COMPANY

     The Company hereby covenants to and with the Bank and the Delaware Company as follows:

     Section 6.01.  Best Efforts.  The Company will use its best efforts to
                    ------------
incorporate and organize the New Bank and to cause the New Bank to authorize, adopt and approve the Plan of Consolidation and the transactions contemplated thereby, and the Board of Directors of the Company will use its best efforts to take or cause to be taken all other actions necessary, proper or advisable to consummate this Agreement and the Plan of Consolidation, including such actions as the Bank or the Delaware Company may reasonably consider necessary, proper or advisable in connection with filing applications and other instruments with, or obtaining approvals of, governmental bodies to the transactions contemplated by this Agreement and the Plan of Consolidation.

     Section 6.02.  Existence.  From and after the date of this Agreement to the
                    ---------
Effective Date, the Company will maintain its corporate existence and without the prior written consent of the Bank (i) will not amend its charter or by-laws,
(ii) will not issue any securities except as contemplated by the Agreement and
(iii) will not declare or make any dividend or other distribution with respect to the outstanding shares of the Company Common Stock, except as contemplated by the Agreement.

     Section 6.03.  Information for Applications and Statements.  The Company
                    -------------------------------------------
will furnish the Bank and the Delaware Company with all the information concerning the Company and the New Bank required for inclusion in any application or statement to be made by the Bank or the Delaware Company to any regulatory authority in connection with the transactions contemplated by this Agreement, and it represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects without omission of any material fact required to be stated therein to make the information furnished not materially misleading.

     Section 6.04.  Access to Records.  The Company will afford to the officers
                    -----------------
and authorized representatives of the Bank and the Delaware Company full access to the books and records of the Company in order that the Bank and the Delaware Company may have full opportunity to make such reasonable investigation as they shall desire to make of the affairs of the Company, and the officers of the Company will furnish the Bank and the Delaware Company with such additional financial data and other information as to the business of the Company as the Bank or the Delaware Company shall, from time to time, reasonably request.

     Section 6.05.  Issuance of Shares of the Company and Cash Payments.  The
                    ---------------------------------------------------
Company will issue and deliver, when and if required by the provisions of the Plan of Consolidation, certificates representing the number of duly authorized, issued and outstanding shares of Common Stock and such amounts of cash into which the shares of Bank Common Stock are to be converted pursuant to this Agreement and the Plan of Consolidation.

     Section 6.06.  Stock Option Plan.  The Company shall assume all obligations
                    -----------------
of the Bank pursuant to the provisions of the Stock Option Plan as provided for in the Plan of Consolidation and shall provide for the substitution of shares of Common Stock for and in the stead of the shares of Bank Common Stock held for issuance upon the exercise of options outstanding under the Stock Option Plan. Notwithstanding the foregoing, any obligations pursuant to this Section 6.06 shall be in complete and full compliance with the Code and the Employee Retirement Income Security Act of 1974, as amended.

     Section 6.07. Stock Purchase Plan.  The Company shall assume all
                   -------------------
obligations of the Bank pursuant to the provisions of the Republic National Bank Employee Stock Purchase Plan ("Stock Purchase Plan") as provided for in the Plan of Consolidation, if such Stock Purchase Plan is approved by the shareholders of the Bank, and shall provide for the substitution of shares of Common Stock for and in the stead of the shares of Bank Common Stock to be issued pursuant to the Stock Purchase Plan. Notwithstanding the foregoing, any obligations pursuant to this Section 6.07 shall be in complete and full compliance with the Code and the Employee Retirement Income Security Act of 1974, as amended.

                                      7.
                       COVENANTS OF THE DELAWARE COMPANY

     The Delaware Company hereby covenants to and with the Company and the Bank as follows:

     Section 7.01.  Best Efforts. The Delaware Company will use its best efforts
                    ------------
to take or cause to be taken all other actions necessary, proper or advisable to consummate this Agreement, including such actions as the Bank or the Company may reasonably consider necessary, proper or advisable in connection with filing applications and other instruments with, or obtaining approvals of, governmental bodies to the transactions contemplated by this Agreement and the Plan of Consolidation.

     Section 7.02.  Existence.  From and after the date of this Agreement to the
                    ---------
Effective Date, the Delaware Company will maintain its corporate existence and without the prior written consent of the Bank (i) will not amend its charter or bylaws, (ii) will not issue any securities and (iii) will not declare or make any dividend or other distribution with respect to the outstanding shares of the Delaware Company Common Stock, except as contemplated by the Agreement.

     Section 7.03.  Information for Applications and Statements.  The Delaware
                    -------------------------------------------
Company will furnish the Bank and the Company with all the information concerning the Delaware Company required for inclusion in any application or statement to be made by the Bank or the Company to any regulatory authority in connection with the transactions contemplated by this Agreement, and it represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects without omission of any material fact required to be stated therein to make the information furnished not materially misleading.

     Section 7.04.  Access to Records.  The Delaware Company will afford to the
                    -----------------
officers and authorized representatives of the Bank and the Company full access to the books and records of the

Delaware Company in order that the Bank and the Company may have full opportunity to make such reasonable investigation as they shall desire to make of the affairs of the Delaware Company, and the officers of the Delaware Company will furnish the Bank and the Company with such additional financial data and other information as to the business of the Delaware Company as the Bank or the Company shall, from time to time, reasonably request.

     Section 7.05. Issuance of Shares of the Delaware Company Common Stock.  The
                   -------------------------------------------------------
Delaware Company will issue and deliver to the Company upon consummation of the Transfer 1,000 shares of the Delaware Company Common Stock.

                                      8.
                                    CLOSING

     Section 8.01. Closing.  On a mutually acceptable date (herein called the
                   -------
"Closing Date") as soon as practicable within the 60 day period commencing with the latest of the following dates:

                   (a) such date as may be prescribed by any federal or state agency or authority pursuant to any applicable federal or state law, rule, regulation or order, prior to which consummation of the Consolidation may not be effected; or

                   (b) the date on which the transactions contemplated by this Agreement have been approved by the shareholders of the Bank and the New Bank in accordance with applicable law; or

                   (c) if the transactions contemplated by this Agreement are being contested in any legal proceeding and the Company, the Delaware Company or the Bank pursuant to Section 12.01 hereof has elected to contest the same, then the date that such proceeding has been brought to a conclusion favorable, in the judgment of the Company, the Delaware Company and the Bank, to the consummation of the transactions contemplated herein, or such prior date as the Company, the Delaware Company and the Bank shall elect whether or not such proceeding has been brought to a conclusion, a meeting ("Closing") will take place at which the parties to this Agreement will exchange certificates, letters and other documents in order to determine whether any condition exists which would permit the parties to this Agreement to terminate this Agreement. If no such condition then exists or if no party elects to exercise any right it may have to terminate this Agreement, then and thereupon the appropriate parties shall execute such documents and instruments as may be necessary or appropriate in order to effect the transactions contemplated by this Agreement and the Plan of Consolidation.

     The Closing shall take place at the principal office of the Bank in Houston, Texas on the Closing Date, or at such other place to which the parties may agree.

     Section 8.02.  Effective Date. This Agreement and the Plan of Consolidation
                    --------------
shall be ratified and confirmed by the affirmative vote of the owners of record of two-thirds (2/3) of the Bank

Common Stock and the capital stock of the New Bank; and the Consolidation shall become effective at the time specified in the approval of the Consolidation issued by the Office of the Comptroller of the Currency (the "OCC"). The "Effective Date" of the Consolidation as that term is used in this Agreement means the effective date of the Consolidation under the Plan of Consolidation.

     Section 8.03.  Termination.
                    -----------

               (a) This Agreement and the Plan of Consolidation may be terminated by action of the Board of Directors of any of the Company, the Bank or the Delaware Company at any time prior to the Effective Date if:

                    (i) there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and the Plan of Consolidation and which, in the judgment of such Board or Boards of Directors, makes it inadvisable to proceed with the Consolidation;

                    (ii) any of the transactions contemplated hereby or by the Plan of Consolidation are disapproved by any regulatory authority whose approval is required to consummate any of such transactions, or if, in the judgment of such Board or Boards of Directors, there is a substantial likelihood that any such approval will not be obtained or will be obtained only upon a condition or conditions which would be unduly burdensome to the Bank, the Company or the Delaware Company, as the case may be, and that therefore it is inadvisable to proceed with the Consolidation; or

                    (iii) the Consolidation shall not have become effective prior to December 31, 2001, or such later date as shall have been approved by the Board of Directors of each of the Company, the Delaware Company and the Bank.

               (b) This Agreement and the Plan of Consolidation may be terminated at any time prior to the Effective Date with the mutual consent of the Bank, the Delaware Company and the Company upon the approval of such action by their respective Boards of Directors.

                                      9.
                   CONDITIONS TO OBLIGATIONS OF THE COMPANY

     The obligations of the Company under this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions, which may be waived by the Company in its sole discretion:

     Section 9.01.   Compliance with Representations and Warranties.  The
                     ----------------------------------------------
representations and warranties made by the Bank and the Delaware Company in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date and the Bank and the Delaware Company shall have performed or complied with all covenants and conditions required by this Agreement to be performed and complied with prior to or at the Closing.

     Section 9.02.  Organization of the New Bank.  The New Bank shall have been
                    ----------------------------
incorporated in accordance with the applicable provisions of the National Bank Act, and the capitalization of the New Bank immediately prior to the Closing shall be at least the amount indicated in the Plan of Consolidation.

     Section 9.03.  Material Adverse Change.  Prior to the Closing Date, there
                    -----------------------
shall not have occurred any material adverse change in the financial condition, business or operations of the Bank, nor shall any event have occurred which with the lapse of time may cause or create any material adverse change in the Bank's financial condition, business or results of operations.

     Section 9.04.  Dissenters' Rights of Appraisal.  The aggregate number of
                    -------------------------------
shares of Bank Common Stock owned by those shareholders of the Bank who have perfected and shall be entitled to exercise their dissenters' rights shall not exceed 5% of the issued and outstanding shares of Bank Common Stock.

     Section 9.05.  Federal Income Tax Consequences.  The federal income tax
                    -------------------------------
consequences of any of the transactions contemplated by this Agreement and the Plan of Consolidation shall be satisfactory to the Company in its sole discretion.

     Section 9.06.  Dividend Payment by Bank.  There shall be no legal or
                    ------------------------
regulatory restrictions on the Bank's ability to pay an amount of dividends with respect to the Bank Common Stock immediately following consummation of the Consolidation which will be sufficient to allow the Company to (i) pay cash for shares of Bank Common Stock owned by those shareholders of the Bank who exercise their dissenters' rights and (ii) pay organizational and other expenses incurred by the Company and the Delaware Company in connection with the transactions contemplated by this Agreement, the Plan of Consolidation and the transactions contemplated hereby and thereby.

                                      10.
                     CONDITIONS TO OBLIGATIONS OF THE BANK

     The obligations of the Bank under this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions, which may be waived by the Bank in its sole discretion:

     Section 10.01. Compliance with Representations and Warranties.  The
                    ----------------------------------------------
representations and warranties made by the Company and the Delaware Company in this Agreement were true when made and shall be true as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing, and the Company and the Delaware Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company and the Delaware Company prior to or at the Closing.

     Section 10.02. Material Adverse Change.  Prior to the Closing Date, there
                    -----------------------
shall not have occurred any material adverse change in the financial condition, business or operations of the Company or Delaware Company nor shall any event have occurred which with the lapse of time may cause or create any material adverse change in their respective financial condition, business or results of operations.

                                      11.
               CONDITIONS TO OBLIGATIONS OF THE DELAWARE COMPANY

     The obligations of the Delaware Company under this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions, which may be waived by the Delaware Company in its sole discretion:

     Section 11.01. Compliance with Representations and Warranties.  The
                    ----------------------------------------------
representations and warranties made by the Company and the Bank in this Agreement were true when made and shall be true as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing, and the Company and the Bank shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company and the Bank prior to or at the Closing.

     Section 11.02. Material Adverse Change.  Prior to the Closing Date, there
                    -----------------------
shall not have occurred any material adverse change in the financial condition, business or operations of the Company or the Bank nor shall any event have occurred which with the lapse of time may cause or create any material adverse change in their respective financial condition, business or results of operations.

                                      12.
                    CONDITION TO RESPECTIVE OBLIGATIONS OF
                THE COMPANY, THE DELAWARE COMPANY AND THE BANK

     The respective obligations of the Company, the Delaware Company and the Bank under this Agreement are subject to the satisfaction of the following conditions which may be waived by the Bank, the Delaware Company or the Company in their respective sole discretion:

     Section 12.01. Government Approvals.  The Company, the Delaware Company,
                    --------------------
the Bank and the New Bank shall have received the approval of the transactions contemplated by this Agreement and the Plan of Consolidation from all necessary governmental agencies and authorities, including the Board of Governors of the Federal Reserve System, the Texas Department of Banking and the OCC, and such approvals and the transactions contemplated hereby shall not have been contested by any federal or state governmental authority or any third party (except shareholders asserting dissenters' rights) by formal proceeding. It is understood that, if any contest as aforesaid is brought by formal proceedings, the Company, the Delaware Company or the Bank may, but shall not be obligated to, answer and defend such contest or otherwise pursue the Consolidation over such objection.

     Section 12.02. Shareholder Approvals.  The holders of not less than two-
                    ---------------------
thirds (2/3) of the outstanding shares of the Bank Common Stock and the capital stock of the New Bank shall have voted for the authorization and approval of, and given their written consent to, this Agreement and the Plan of Consolidation and the transactions contemplated by this Agreement and the Plan of Consolidation. If requested by the Company, the Bank and the New Bank each shall have delivered to the Company a certificate signed by the respective Secretary and/or Cashier of each bank as to the details of such votes and approvals.

                                      13.
                                 MISCELLANEOUS

     Section 13.01. Survival of Representations and Warranties.  The
                    ------------------------------------------
representations and warranties of the Bank, the Delaware Company and the Company contained in this Agreement shall survive the Closing hereunder and any investigation by the Company, the Delaware Company or the Bank.

     Section 13.02. Amendments.  This Agreement may be amended only by a writing
                    ----------
signed by all parties hereto, at any time prior to the Closing Date with respect to any of the terms contained herein, except that the provisions regarding the number of shares of Common Stock to be received by and the amount of cash to be paid to shareholders of the Bank pursuant to this Agreement and the Plan of Consolidation shall not be changed subsequent to the approval of the transactions provided for by this Agreement and the Plan of Consolidation by such shareholders.

     Section 13.03. Notices.  Any notice given hereunder shall be in writing and
                    -------
shall be mailed by first class mail, postage prepaid, to the parties at the following addresses:

     To the Company:

     Republic Bancshares of Texas, Inc.
     6809 FM 1960 West
     Houston, Texas 77069

          Attention:  Mr. C. P. Bryan
                      President

     To the Bank:

     Republic National Bank
     6809 FM 1960 West
     Houston, Texas 77069

          Attention:  Mr. C. P. Bryan
                      President and Chief Executive Officer

     To the Delaware Company:

     RBT Holdings, Inc.
     30 Old Rudnick Lane, Suite 100
     Dover, Delaware 19901

     Section 13.04.  Assignment.  This Agreement shall be binding upon and inure
                     ----------
to the benefit of the parties hereto and their respective successors and assigns, but shall not be assigned by any party without the prior written consent of the other parties. All understandings and agreements heretofore made among the parties hereto are merged in this Agreement which shall be the sole expression of the agreement of the parties respecting the Consolidation.

     Section 13.05.  Counterparts, etc.  This Agreement may be executed in
                     ------------------
multiple counterparts, each of which shall be deemed an original and all of which shall be deemed to constitute one and the same instrument. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas and, to the extent applicable, federal law.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                              REPUBLIC BANCSHARES OF TEXAS, INC.


                              /s/ C. P. Bryan
                              --------------------------------------------
                              C. P. Bryan
                              President

ATTEST:


/s/ Stanley H. Florance
---------------------------
Secretary

                              REPUBLIC NATIONAL BANK


                              /s/ C. P. Bryan
                              --------------------------------------------
                              C. P. Bryan
                              President and Chief Executive Officer

ATTEST:


/s/ Stanley H. Florance
---------------------------
Cashier

                              RBT HOLDINGS, INC.


                              /s/ C. P. Bryan
                              --------------------------------------------
                              C. P. Bryan
                              President

ATTEST:


/s/ Stanley H. Florance
---------------------------
Secretary

                                                                       Exhibit A
                                                                       ---------

                       PLAN OF CONSOLIDATION BY AND AMONG
                             REPUBLIC NATIONAL BANK
                           RNB INTERIM BANK, N.A. AND
                       REPUBLIC BANCSHARES OF TEXAS, INC.


     THIS PLAN OF CONSOLIDATION, dated as of August 28, 2001 (the "Plan"), is by and among Republic National Bank, a banking association incorporated and organized under the laws of the United States (the "Bank"), RNB Interim Bank, N.A., a banking association incorporated and organized under the laws of the United States (the "New Bank"), and Republic Bancshares of Texas, Inc., a Texas corporation (the "Company"). The Bank and the New Bank are hereinafter referred to collectively as the "Consolidating Banks."

     1.   Declarations.  The Bank is a banking association duly organized and
          ------------
existing under the laws of the United States having authorized 5,000,000 shares of common stock, $1.00 par value (the "Bank Common Stock"), 1,922,000 of which are issued and outstanding. Other than the options issued pursuant to the Republic National Bank 1998 Stock Option Plan ("Stock Option Plan"), there are no existing options, warrants, calls or commitments of any kind obligating the Bank to issue any Bank Common Stock. New Bank is a banking corporation duly organized and existing under the laws of the United States having authorized 500 shares of capital stock, $1.00 par value ("New Bank Stock"), all of which shares are issued and outstanding and are owned by the Company. The Company has authorized 5,000,000 shares of common stock, $1.00 par value (the "Common Stock"), 1,000 shares of which are issued and outstanding.

     The Bank, the Company and RBT Holdings, Inc. (the "Delaware Company") have entered into an Agreement and Plan of Reorganization dated as of May 30, 2001 (the "Agreement"), which contemplates, among other things, the consolidation of the Bank with the New Bank (the "Consolidation") and the conversion of the Bank Common Stock into Common Stock, and other consideration of the Company. The purpose of this Plan is to set forth certain of the terms and conditions upon which such transactions shall take place.

     2.   The Consolidation.  On the Effective Date (as hereinafter defined),
          -----------------
the New Bank shall be consolidated with the Bank under the charter of the Bank, which shall survive the Consolidation ("Resulting Bank") and continue to be governed by the laws of the United States. The Consolidation shall be effected pursuant to the provisions of and shall have the effect provided by the National Bank Act, as amended (the "Act").

     3.   Articles of Association, Bylaws and Facilities.  On and subsequent to
          ----------------------------------------------
the Effective Date, the Articles of Association and Bylaws of the Bank shall continue to be the Articles of Association and Bylaws of the Resulting Bank.
The established offices and facilities of the Bank immediately prior to the Consolidation shall continue to be the established offices and facilities of the Resulting Bank.

     4.   Effect of the Consolidation.  On the Effective Date, the corporate
          ---------------------------
existence of the Bank and New Bank shall, as provided in the Act, be consolidated and continued in the Resulting Bank, and the Resulting Bank shall be deemed a continuation in entity and identity of each of the Consolidating Banks. The Resulting Bank shall be subject to all the liabilities, obligations and duties of each Consolidating Bank, and shall without the necessity of any conveyance, assignment or transfer become the owner of all of the assets of every kind and character formerly belonging to the Consolidating Banks. If either Consolidating Bank shall at the Effective Date be acting as trustee, guardian, executor, administrator or in any other fiduciary capacity, the Resulting Bank shall, without the necessity of any judicial action or action by the creator of such trust, continue such office, trust or fiduciary relationship and shall perform all of the duties and obligations and exercise all the powers and authority connected with or incidental to such fiduciary relationship in the same manner as though the Resulting Bank had been originally named or designated as such fiduciary. The naming or designating by a testator, or the creator of a living trust, of either of the Consolidating Banks to act as trustee, guardian, executor or in any other fiduciary capacity shall be considered the naming or designating of the Resulting Bank to act in such capacities.

     5.   Liabilities.  On the Effective Date, the Resulting Bank shall be
          -----------
liable for all liabilities of the Bank and New Bank, and all deposits, debts, liabilities, obligations and contracts of the Bank and New Bank, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, whether or not reflected or reserved against on balance sheets, books of account or records of the Bank or New Bank, as the case may be, shall be those of the Resulting Bank and shall not be released or impaired by the Consolidation; and all rights of creditors and other obligees and all liens on property of either New Bank or the Bank shall be preserved unimpaired subsequent to the Consolidation.

     6.   Conversion of Shares.  The manner and basis of converting the shares
          --------------------
of the Bank Common Stock into shares of Common Stock and of converting shares of New Bank Stock into shares of capital stock of the Resulting Bank, and other considerations, are as follows:

          6.1. On the Effective Date, the 1,000 shares of issued and outstanding Common Stock owned by the sole shareholder shall be redeemed, cancelled and retired upon consummation of the Consolidation.

          6.2. Upon and by reason of the Consolidation becoming effective, the number of shares of New Bank Stock outstanding at the Effective Date shall, at the Effective Date and by virtue of the Consolidation and without any action on the part of the Company or any other party as a holder thereof, be converted into and exchanged for the number of shares of Bank Common Stock issued and outstanding on the Effective Date, with the result that immediately after the Consolidation, the Company will own all of the issued and outstanding shares of Bank Common Stock.

          6.3. Except as otherwise set forth below, upon and by reason of the Consolidation becoming effective, each share of the Bank Common Stock, and all rights in respect of such share of Bank Common Stock, without any action on the part of the holder thereof, shall be converted into and exchanged for one share of Common Stock.

          6.4. The Company will issue no fractional shares of Common Stock in connection with the Consolidation, and any shareholder otherwise entitled to receive a fractional share of Common Stock will receive cash equal to the fair market value of such fractional share.

          6.5. After the Effective Date, each holder of an outstanding certificate or certificates which prior thereto represented shares of Bank Common Stock shall surrender the same and such holder shall be entitled, upon such surrender, to receive in exchange therefor a certificate or certificates representing the number of shares of Common Stock or cash into and for which the shares of Bank Common Stock so surrendered shall have been converted and exchanged as provided above. Until a certificate which represented shares of Bank Common Stock prior to the Effective Date and which is held by a person entitled to receive Common Stock or cash is surrendered, such certificate shall evidence for all purposes the ownership of the shares of Common Stock or cash into which the shares of Bank Common Stock represented by such certificate prior to the Effective Date have been converted as provided above.

          6.6. The obligations and liabilities of the Bank pursuant to the Stock Option Plan shall be delegated to and assumed by the Company on the Effective Date and the Stock Option Plan shall continue in full force and effect thereafter in accordance with its stated terms and provisions except as provided below. Each option granted under the Stock Option Plan which shall be outstanding immediately prior to the Effective Date shall become an option for the purchase of Common Stock and for each share of Bank Common Stock which could be purchased under such option, there shall be substituted and purchasable pursuant to such option on and after the Effective Date, one share of Common Stock. The exercise price for each share of Common Stock pursuant to such options shall be the per share exercise price of such option prior to the Effective Date. Consistent with the provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder and the terms and provisions of the Stock Option Plan, the Company may, in its discretion, grant new options to purchase shares of Common Stock under the Stock Option Plan, in the stead of the Bank as if it had been the creator of the Stock Option Plan, and the Company shall be substituted for and have all the obligations and liabilities of the Bank under the Stock Option Plan. Common Stock shall be substituted for Bank Common Stock on a share-for-share basis as to any options granted by the Company pursuant to the Stock Option Plan subsequent to the Effective Date. It is the intention of the parties hereto that while the benefits of the Stock Option Plan shall be preserved for the employees of the Bank, the assumption of the Stock Option Plan by the Company shall not confer any additional benefits on the holders of options granted under the Stock Option Plan, whether now outstanding or hereafter granted.

          6.7. The obligations and liabilities of the Bank pursuant to the Republic National Bank Employee Stock Purchase Plan ("Stock Purchase"Plan"), if such Stock Purchase Plan is approved by the shareholders of the Bank, shall be delegated to and assumed by the Company on the Effective Date and the Stock Purchase Plan shall continue in full force and effect thereafter in accordance with its stated terms and provisions except as provided below. For each share of Bank Common Stock which could be purchased under the Stock Purchase Plan, there shall be substituted and purchasable on and after the Effective Date, one share of Common Stock. Consistent with the provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder and the terms and provisions of the Stock Purchase Plan, the Company may issue shares of Common Stock under the Stock Purchase Plan, in the stead of the Bank as if it had been the creator of the Stock Purchase Plan, and the Company shall be substituted for and have all the obligations and liabilities of the Bank under the Stock Purchase Plan. Common Stock shall be substituted for Bank Common Stock on a share-for-share basis as to any shares issued by the Company pursuant to the Stock Purchase Plan subsequent to the Effective Date.

     7.   Insurance.  At the Effective Date, the Resulting Bank will continue
          ---------
all insurance policies maintained by the Bank and New Bank and which are in effect immediately prior to the effective date of the Consolidation, including all group and employee benefit insurance policies.

     8.   Directors and Officers.  Subject to qualification of directors as
          ----------------------
required by applicable statutes, the Board of Directors and the officers of the Resulting Bank at the Effective Date shall consist of all the persons who are directors or officers of the Bank immediately prior to the Effective Date.

     9.   Ratification by Shareholders.  This Plan shall be submitted to the
          ----------------------------
shareholders of the Bank and New Bank for ratification and confirmation at meetings to be called and held in accordance with applicable provisions of law and the respective Articles of Association and Bylaws of the Bank and New Bank. The Bank and New Bank shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise, necessary for consummation of the Consolidation on the terms herein provided, including, without limitation, the preparation and submission of all necessary filings and certificates with the Board of Governors of the Federal Reserve System, Office of the Comptroller of the Currency (the "OCC") and the Texas Department of Banking ("TDB") for approval as required by law.

     10.  Termination.  If:
          -----------

                    (a) any of the events set forth in Section 8.03 of the Agreement occurs;

                    (b) any condition precedent contained in Articles 9, 10, 11 or 12 of the Agreement has not been fulfilled or waived on or before the Closing Date set forth in the Agreement; or

               (c) for any reason the consummation of the Consolidation is inadvisable in the joint and mutual opinions of the Boards of Directors of the Bank, New Bank and the Company;

then this Plan may be terminated at any time before the Effective Date by written notice by one or more of the Bank, New Bank and the Company to the others, authorized or approved by resolutions adopted by the Board of Directors of any party giving such notice. Upon termination by written notice as provided in this Section 10, this Plan shall be void and of no further force or effect.

     11.  Notices.  Any notice given hereunder shall be in writing and shall be
          -------
mailed by first class mail, postage prepaid, to the parties at the following addresses:

     To Bank:

     Republic National Bank
     6809 FM 1960 West
     Houston, Texas 77069

          Attention: Mr. C. P. Bryan
                     President and Chief Executive Officer

     To New Bank:

     RNB Interim Bank, N.A.
     6809 FM 1960 West
     Houston, Texas 77069

          Attention: Mr. C. P. Bryan
                     President

     To Company:

     Republic Bancshares of Texas, Inc.
     6809 FM 1960 West
     Houston, Texas 77069

          Attention: Mr. C. P. Bryan
                     President

     12.  Effective Date.  Subject to the terms and upon satisfaction of all
          --------------
requirements of law and the conditions specified in this Plan including, among other conditions, receipt of the approval of the OCC and other necessary regulatory authorities, the Consolidation shall become effective, and the Effective Date of the Consolidation shall occur at the date and time specified in the certificate approving the Consolidation to be issued by the OCC.

     IN WITNESS WHEREOF, the Bank, New Bank and the Company have caused this Plan to be executed in counterparts by their duly authorized officers as of the date first above written, and directors constituting a majority of the Boards of Directors of the Bank and New Bank have hereunto subscribed their names.

                                        REPUBLIC NATIONAL BANK


                                        /s/ C. P. Bryan
                                        -------------------------------------
                                        C. P. Bryan
                                        President and Chief Executive Officer
ATTEST:


/s/ Stanley H. Florance
-----------------------------
Cashier
                                        RNB INTERIM BANK, N. A.


                                        /s/ C. P. Bryan
                                        -------------------------------------
                                        C. P. Bryan
                                        President
ATTEST:


/s/ Stanley H. Florance
-----------------------------
Cashier
                                        REPUBLIC BANCSHARES OF TEXAS, INC.


                                        /s/ C. P. Bryan
                                        -------------------------------------
                                        C. P. Bryan
                                        President
ATTEST:


/s/ Stanley H. Florance
-----------------------------
Secretary

THE STATE OF TEXAS (S)
                   (S)
COUNTY  OF  HARRIS (S)

   On this 28th day of August, 2001, before me, a notary public for this state and county, personally came C.P. Bryan, as President and Chief Executive Officer of Republic National Bank, and as President of RNB Interim Bank, N.A. and Republic Bancshares of Texas, Inc., and Stanley H. Florance, as Cashier of Republic National Bank and RNB Interim Bank, N.A. and as Secretary of Republic Bancshares of Texas, Inc., and each in his capacity acknowledged this instrument to be the act and deed of the respective association and the seal affixed to it to be its seal.

   WITNESS my official seal and signature this day and year.

                            /s/ Sara Silva
                            -------------------------------------------
                            Name:______________________________________
                            Notary Public in and for the
                            State of Texas
                            My commission expires______________________
[Seal of Notary]